Exhibit 10.49

* Confidential Treatment Requested Under

17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2

SON SON Co., Ltd.

October 1, 2002

Mr. Tram Be

Son Son Co., Ltd.

[…***…]

Re:          Agreement for purchase of a SureBeam Electron Beam System between SureBeam Corporation and Son Son co., Ltd., dated as March 27, 2002.

Mr. Tram Be:

Reference is made to the Agreement referenced above (the “Agreement”), between SureBeam Corporation (“SureBeam”), and Son Son Co., Ltd. (“Buyer”).  All capitalized terms used but not defined herein shall have the respective meanings assigned to them under the Agreement.

SureBeam and Buyer have executed and delivered this letter for purposes of supplementing the term of Agreement, and hereby agree as follows:

1.               Exhibit C1 to the Agreement is hereby amended to include the following:

Buyer has the option to purchase a second accelerator, for a price of  […***…], to be installed within this first Facility within […***…] after the completion of the Acceptance Test.  This price will include any additional material handling equipment that may be necessary.  If the utilization of this first Facility reaches 85% of its capacity during the first 12 months of operation, then this option will become a binding commitment.

Except to the extent expressly amended by this letter, all of the provisions of the Agreement remain unchanged and shall continue in full force and effect.

* CONFIDENTIAL TREATMENT REQUESTED

Please confirm, by signing in the place indicated below, that the foregoing reflects our mutual understanding and agreement.

Sincerely yours,

SUREBEAM CORPORATION

By:	/s/ Martha M. Cashman

Name:	Martha M. Cashman

Title:	Senior Vice President, International Business Development

AGREED AND ACCEPTED:

SON SON CO., LTD.

By:	/s/ Tram Be

Name:	TRAM BE

Title:	Chairman of Management

Date:	October 1, 2002